Exhibit 5.1

CONRAD C. LYSIAK

Attorney and Counselor at Law

601 West First Avenue

Suite 903

Spokane, Washington   99201

(509) 624-1478

FAX (509) 747-1770

September 25, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D. C.   20549

RE:

Black Tusk Minerals Inc.

Gentlemen:

I have acted as counsel for Black Tusk Minerals Inc., a Nevada company (the “Company”), in connection with the preparation of a registration statement on Form SB-2 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”) to be filed with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering by certain shareholders of 3,686,000 common shares,  $0.001 par value per share,  of the Company’s common stock  (the “Shares”) at an offering price of $0.30 per share.

You have asked me to render my opinion as to the matters hereinafter set forth herein.

I have examined originals and copies, certified or otherwise identified to my satisfaction, of all such agreements, certificates, and other statements of corporate officers and other representatives of the company, and other documents as I have deemed necessary as a basis for this opinion.  In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies.  I have, when relevant facts material to my opinion were not independently established by me, relied to the extent I deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

Securities and Exchange Commission

RE:

Black Tusk Minerals Inc.

September 25, 2006

 Based upon and subject to the foregoing, I am of the opinion that insofar as the laws of Nevada are concerned:

1.

The Company is a corporation duly organized and validly existing under the laws of Nevada.

2.

The Shares to be sold as described in the Registration Statement have been duly authorized and legally issued as fully paid and non-assessable shares.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement, and to the use of my firm name wherever appearing in the Registration Statement.

Yours truly,

CONRAD C. LYSIAK

Conrad C. Lysiak

CONRAD C. LYSIAK

Attorney and Counselor at Law

601 West First Avenue

Suite 903

Spokane, Washington   99201

(509) 624-1475

FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Black Tusk Minerals Inc.

DATED this 25th day of September, 2006.

Yours truly,

CONRAD C. LYSIAK

Conrad C. Lysiak